UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 7, 2011, Ramtron International Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders at which stockholders:

(a) elected to the Board of Directors of the Company five directors to serve until the next annual meeting; and

(b) ratified the appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2011.

All nominees for director were elected, with voting as detailed below:

Nominee	Votes For	Withheld	Broker Non-Votes
William G. Howard, Jr.	5,229,275	4,788,975	13,905,189
Eric A. Balzer	6,419,723	3,598,527	13,905,189
William L. George	5,281,498	4,736,752	13,905,189
Theodore J. Coburn	5,278,386	4,736,864	13,905,189
Eric Kuo	6,419,011	3,599,239	13,905,189

The nomination of Jack L. Saltich, a director candidate described in the Company’s proxy statement dated April 21, 2011 and who resigned from the Company’s Board of Directors on May 3, 2011, was rescinded.

The appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2011 was ratified, with voting as detailed below.

For	Against	Abstain
22,062,368	1,807,453	53,618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Mark R. Kent
Mark R. Kent
Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Officer of the Registrant)

Dated: June 9, 2011